                                                                   EXHIBIT 99.04

                RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

 8.554% SERIES A PASS THROUGH    9.237% SERIES B PASS THROUGH    9.681% SERIES C PASS THROUGH
    CERTIFICATES DUE 2005           CERTIFICATES DUE 2017           CERTIFICATES DUE 2026
  IN EXCHANGE FOR REGISTERED      IN EXCHANGE FOR REGISTERED      IN EXCHANGE FOR REGISTERED
8.554% SERIES A EXCHANGE PASS   9.237% SERIES B EXCHANGE PASS   9.681% SERIES C EXCHANGE PASS
THROUGH CERTIFICATES DUE 2005   THROUGH CERTIFICATES DUE 2017   THROUGH CERTIFICATES DUE 2026

--------------------------------------------------------------------------------
EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH   ,
2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING CERTIFICATES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR SUCH EXCHANGE OFFER.
--------------------------------------------------------------------------------

To Our Clients:

     We are enclosing with this letter a prospectus dated             , 2001 of
Reliant Energy Mid-Atlantic Power Holdings, LLC (the "Company"), Reliant Energy Maryland Holdings, LLC, Reliant Energy Northeast Management Company, Reliant Energy Mid-Atlantic Power Services, Inc. and Reliant Energy New Jersey Holdings, LLC and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 8.554% Series A Exchange Pass Through Certificates due 2005, 9.237% Series B Exchange Pass Through Certificates due 2017 and 9.681% Series C Exchange Pass Through Certificates due 2026 (collectively, the "Exchange Certificates"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8.554% Series A Pass Through Certificates due 2005, 9.237% Series B Pass Through Certificates due 2017 and 9.681% Series C Pass Through Certificates due 2026 (collectively, the "Original Certificates"), respectively, which offer consists of separate, independent offers to exchange the Exchange Certificates of each series for Original Certificates of that series (each an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offer").

     No Exchange Offer for Original Certificates of a series is conditioned upon any minimum aggregate principal amount of Original Certificates of such series being tendered for exchange or upon the consummation of any other Exchange Offer.

     We are the holder of record of Original Certificates held by us for your own account. A tender of such Original Certificates can be made only by us as the record holder and pursuant to your instructions. The accompanying letter of transmittal is furnished to you for your information only and cannot be used by you to tender Original Certificates held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original Certificates held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

     Pursuant to the letter of transmittal, each holder of Original Certificates will represent to the Company that (i) any Exchange Certificates received are being acquired in the ordinary course of business of the person receiving such Exchange Certificates, and (ii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Original Certificates will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Certificates and (ii) if such person is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Original Certificates that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Certificates; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                                     Very truly yours,

     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

                                 INSTRUCTION TO
                        BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

     The undersigned hereby acknowledges receipt and review of the prospectus
dated February   , 2001 of Reliant Energy Mid-Atlantic Power Holdings, LLC (the
"Company"), Reliant Energy Maryland Holdings, LLC, Reliant Energy Northeast Management Company, Reliant Energy Mid-Atlantic Power Services, Inc. and Reliant Energy New Jersey Holdings, LLC and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 8.554% Series A Exchange Pass Through Certificates due 2005, 9.237% Series B Exchange Pass Through Certificates due 2017 and 9.681% Series C Exchange Pass Through Certificates due 2026 (collectively, the "Exchange Certificates"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8.554% Series A Pass Through Certificates due 2005, 9.237% Series B Pass Through Certificates due 2017 and 9.681% Series C Pass Through Certificates due 2026 (collectively, the "Original Certificates"), respectively, which offer consists of separate, independent offers to exchange the Exchange Certificates of each series for Original Certificates of that series (each "an Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offer").

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Original Certificates held by you for the account of the undersigned.

     The aggregate principal amount of the Original Certificates of each series held by you for the account of the undersigned is (fill in amount):

-------------------------------------------------------------------------------------
       TITLE OF SERIES                            PRINCIPAL AMOUNT
-------------------------------------------------------------------------------------
  8.554% Series A Pass Through
  Certificates due 2005
-------------------------------------------------------------------------------------
  9.237% Series B Pass Through
  Certificates due 2017
-------------------------------------------------------------------------------------
  9.681% Series C Pass Through
  Certificates due 2026
-------------------------------------------------------------------------------------

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER all Original Certificates held by you for the account of the undersigned.

[ ] To TENDER the following amount of Original Certificates held by you for the account of the undersigned:

-------------------------------------------------------------------------------------
       TITLE OF SERIES                        PRINCIPAL AMOUNT TENDERED
-------------------------------------------------------------------------------------
  8.554% Series A Pass Through
  Certificates due 2005
-------------------------------------------------------------------------------------
  9.237% Series B Pass Through
  Certificates due 2017
-------------------------------------------------------------------------------------
  9.681% Series C Pass Through
  Certificates due 2026
-------------------------------------------------------------------------------------

[ ] NOT to TENDER any Original Certificates held by you for the account of the undersigned.

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL ORIGINAL CERTIFICATES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Original Certificates of a series held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any Exchange Certificates received are being acquired in the ordinary course of business of the undersigned; (ii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iii) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Certificates and (iv) if the undersigned is a broker-dealer that will receive Exchange Certificates for its own account in exchange for Original Certificates that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Certificates; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s): ---------------------------------------------------

Signature(s): ------------------------------------------------------------------

Name(s) (please print): --------------------------------------------------------

Address: -----------------------------------------------------------------------

Telephone Number: --------------------------------------------------------------

Taxpayer Identification or Social Security Number: -----------------------------

Date: --------------------------------------------------------------------------